UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive, Suite 400, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

From November 1, 2009 through December 31, 2009, a total of four entities elected to convert a total of $69,713.22 of debt owed to them from the Company, pursuant to each entity’s respective Convertible Promissory Note, into 391,217,200 shares of the Company’s common stock.  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the “Act”) and/or Rule 506 of Regulation D promulgated pursuant thereto.  The Company believes that each entity is an “accredited investor” under Rule 501 under Regulation D of the Act and had adequate access to information about the Company through its relationship with the Company.

From November 1, 2009 through December 31, 2009, a total of 6 individuals were issued a total of 400,000,000 shares of the Company’s common stock in consideration of services to the Company valued at $181,000.  The Company relied on the exemption from registration afforded pursuant to Section 4(2) under the Act due to the fact that the issuance of the shares did not involve a public offering of securities.

From November 1, 2009 through December 31, 2009, two individuals were issued a total of 400,500,000 shares of Camelot Entertainment Group, Inc. (the “Company”) common stock in consideration of services to the Company valued at $160,350.  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Act.  The Company believes that each individual is an “accredited investor” under Rule 501 under Regulation D of the Act and had adequate access to information about the Company through its relationship with the Company.

As a result of the above issuances, the Company had a total of 2,961,330,703 shares outstanding on December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: December 31, 2009	By:	/s/ Robert P Atwell
Robert P. Atwell
President